Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (333‑186019, 333‑192258, 333-197413 and 333-197901) and the Registration Statement on Form S‑8 (Registration No. 333‑179207) of Bonanza Creek Energy, Inc. of our reports dated February 27, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10‑K of Bonanza Creek Energy, Inc. for the year ended December 31, 2014.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

February 27, 2015